Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-275992 on Form S-8 of our report dated May 2025 relating to the financial statements of Next Bridge Hydrocarbons, Inc. in this Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ M&K CPAS, PLLC

The Woodlands, Texas

December 10, 2025